Exhibit 10.5(f)

AMENDMENT NO. 1 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT
THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Amendment”) is entered into as of this 28th day of October, 2013 (the “Effective Date”), by and between Masonite International Corporation, a British Columbia corporation (the “Company”), and __________, an individual (the “Executive”).
WHEREAS, the Company and the Executive entered into an Amended and Restated Employment Agreement dated__________, 2012 (the “Employment Agreement”) and desire to amend the Employment Agreement as hereinafter provided.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

1.	Amendment to Section 10(c)(ii). The definition of “IPO” in Section 10(c)(ii) of the Employment Agreement is deleted in its entirety and replaced by the following:
“IPO” means the listing of the Company’s common shares on the New York Stock Exchange, NASDAQ or on any other nationally recognized stock exchange.

2.	Remainder of Agreement Unaffected. Except as specifically amended by this Amendment, the Employment Agreement shall remain in full force and effect and unaffected by the terms of this Amendment.

3.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Amendment, or have caused this Amendment to be duly executed and delivered on their behalf.

MASONITE INTERNATIONAL CORPORATION
By:
Name:
Title:

Name: